EXHIBIT 8.1

List of Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation

Yiren Blue Boyage Limited	Cayman Islands
YouRace Digital Holdings HK Limited (formerly known as Yiren Digital Hong Kong Limited)	Hong Kong
YouRace Hengchuang Technology Development (Beijing) Co., Ltd. (formerly known as Yiren Hengye Technology Development (Beijing) Co., Ltd.)	PRC
Chongqing Hengyuda Technology Co., Ltd.	PRC
Yiren Information Consulting (Beijing) Co., Ltd.	PRC
Yiren Hengsheng Technology Development (Beijing) Co., Ltd.	PRC
Shenzhen Zhongbang Information Consulting Service Co., Ltd.	PRC
Fujian Jiaying Financing Guarantee Co., Ltd.	PRC
Zhenzhi Youpin (Hainan) Technology Trade Co., Ltd.	PRC
Yiren Vision Pte. Ltd.	Singapore
Creditable Lending Corporation	Philippines
Capital para Mexicanos Emprendedores S.A. de C.V., SOFOM, ENR	Mexico
Chongqing Jintong Financing Guarantee Co., Ltd.	PRC
Chongqing Hengfengyi Technology Co., Ltd.	PRC
Xinjiang Hengyu Innovation Technology Development Co., Ltd.	PRC
Hesi Shengju Technology Development (Xinjiang) Co., Ltd.	PRC
Hesi Shengrui Technology Development (Xinjiang) Co., Ltd.	PRC
Beihai Hengze Innovation Technology Co., Ltd.	PRC
Beihai Youce Yike Technology Co., Ltd.	PRC
Beihai Youjia Innovation Technology Co., Ltd.	PRC
Dingrui Zhijie Technology Development (Guangxi) Co., Ltd.	PRC

Consolidated variable interest entities:

CreditEase Puhui Information Consultant (Beijing) Co., Ltd.	PRC
Haijin Yichuang Financial Leasing Co., Ltd.	PRC
Hainan Haijin Yichuang Micro-lending Co., Ltd.	PRC
Tianjin Linyang Information and Technology Co., Ltd.	PRC
Hexiang Insurance Broker Co., Ltd.	PRC
Heanjun Auto Rescue (Wuhan) Co., Ltd. (formerly known as Hejun Auto Rescue (Wuhan) Co., Ltd.)*	PRC
Yiren Financial Information Service (Beijing) Co., Ltd.	PRC
Beijing Yiding Technology Co., Ltd.	PRC
Beijing Kechuang Xinlian Technology Co., Ltd.	PRC
Beijing Yiyouxuan Technology Information Service Co., Ltd.	PRC
Dekai Yichuang Asset Management (Shenzhen) Co., Ltd.	PRC
Hainan Haijin Yichuang Data Information Service Co., Ltd.	PRC
Heilongjiang Changtuo Technology Development Co., Ltd. (formerly known as Harbin Wanbang Funong Agricultural Machinery Service Co., Ltd.)	PRC
Baijunda Logistics (Wuhan) Co., Ltd.	PRC
Wuhan Linyi Business Consulting Co., Ltd.	PRC
Bohai Trust • 2023 Huian No. 49 Single Fund Trust*	PRC

National Trust • Tianji No. 47 Collective Fund Trust**	PRC

*	We have deconsolidated Heanjun Auto Rescue (Wuhan) Co., Ltd. and Bohai Trust • 2023 Huian No. 49 Single Fund Trust as of the date of this annual report.
**	Please see note 2 to our audited consolidated financial statements included in this annual report for details of the basis of consolidation.